F I L E D
                                                             APR 3, 1998
                                                             Donna R. Hooks
                                                             Secretary of State



                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            NATIONAL FUEL GAS COMPANY

                              DATED: April 2, 1998



         The undersigned corporation, National Fuel Gas Company, having adopted amendments to its certificate of incorporation, as heretofore restated and amended (the "Restated and Amended Certificate"), pursuant to Section 14A:9-4(3) of the New Jersey Business Corporation Act, hereby certifies as follows:

         1. Name. The name of the corporation is NATIONAL FUEL GAS COMPANY (the "Corporation").

         2. Amendments. The Restated and Amended Certificate is further amended in the following two respects: (i) Article FOURTH thereof is amended to increase the number of authorized shares of common stock, par value $1.00 per share, from 100,000,000 to 200,000,000 (the "Common Stock Amendment:); and (ii) Article FOURTH thereof is further amended by deleting the provisions therein for the former 3,200,000 shares of preferred stock, par value $25 per share, and substituting therefor provisions establishing a new class of preferred stock, consisting of 10,000,000 shares of preferred stock, par value $1.00 per share, and correlative amendments are made to Articles FIFTH and SIXTH thereof to reflect the newly created class of preferred stock (the "Preferred Stock Amendment" and, collectively with the Common Stock Amendment, the "Amendments"). The text of the Amendments, in combined form, is annexed hereto as Appendix A.

         3. Date of Shareholder Adoption. The date of adoption of these Amendments by the shareholders of the Corporation was February 26, 1998.

         4. Shares Entitled to Vote. The number of shares of the Corporation entitled to vote on the Amendments was 38,237,435 shares of common stock, par value $1.00 per share.

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         5.  Vote on Amendments.  (A) the number of shares voted for and against the Common Stock Amendment were as follows:

                           FOR      -  29,700,741 Common Shares

                           AGAINST  -   2,265,428 Common Shares

                  (B) The number of shares voted for and against the Preferred Stock Amendment and the number of abstentions were as follows:

                           FOR      -  18,323,995 Common Shares

                           AGAINST  -   8,874,937 Common Shares

         6. Effective Date. The Amendments shall become effective on the date of filing.

         IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate to be executed on its behalf by its duly authorized officer as of the date first above written.


                                        NATIONAL FUEL GAS COMPANY


                                        By: /s/ P. C. Ackerman


                                            P. C. Ackerman
                                            Senior Vice President

                                                                     Appendix A


                  I. Article Fourth of the Restated Certificate of Incorporation of National Fuel Gas Company is hereby amended in its entirety to read as follows:

                  FOURTH: The total authorized capital stock of this corporation shall consist of Ten Million (10,000,000) shares of Preferred Stock having the par value of One Dollar ($1.00) per share and Two Hundred Million (200,000,000) shares of Common Stock having the par value of One Dollar ($1.00) per share.

                  The designations and relative rights, powers, preferences and limitations of the different classes of capital stock of this corporation, are as follows:

                  1.  Characteristics of Common Stock and Preferred Stock.

                  The Board of Directors shall have the authority to amend this Certificate of Incorporation from time to time to divide the shares of the Preferred Stock into one or more series and to determine the designation, the number, and the special and relative rights, powers, preferences and limitations of the shares of each series so created. For illustrative purposes only, the foregoing power of the Board of Directors shall include, but shall not be limited to, the determination of the following terms:

                           (a)  the maximum number of shares to constitute each
such series, which may subsequently be increased or decreased (but not below the number of shares of such series then outstanding) by resolution of the Board of Directors, the distinctive designation thereof and the stated value thereof if different from the par value thereof;

                           (b)  whether the shares of each such series shall
have voting rights and, if such shares are given voting rights, the terms of such voting rights, subject to the provisions of paragraph 7 hereof;

                           (c)  the dividend rate or rates, if any, on the
shares of each such series or the manner in which such rate or rates shall be determined, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any other class or classes or any other series of capital stock (including whether such dividends shall be participating or non-participating with respect to any other class or classes or any other series of capital stock), whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which any such dividends shall be cumulative;

                           (d)  whether the shares of each such series  shall be
subject to redemption,  and, if made subject to  redemption,  the time or times,


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price or prices and other terms, limitations, restrictions or conditions of such redemption, including whether such redemption shall be made at the election of the corporation or the holders of such shares;

                           (e)  the relative amounts, and the relative rights or
preferences, if any, of payment in respect of shares of each such series which the holders of shares of each such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of the corporation, including whether such rights shall be limited or participating with respect to shares of any other class or classes or any other series of capital stock upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation;

                           (f)  whether or not the shares of each such series
shall be subject to the operation of a retirement or sinking fund and, if so, the terms and provisions relative to the operation of such retirement or sinking fund;

                           (g)  whether or not the shares of each such series
shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of capital stock, or other securities, whether or not issued by the corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange, the method, if any, of adjusting any such price or prices or rate or rates and whether such shares shall be convertible or exchangeable at the election of the corporation or the holders of such shares;

                           (h)  the limitations and restrictions, if any, to be
effective while any shares of each such series are outstanding, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the Common Stock or any other class or classes or any other series of capital stock of the corporation ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding-up of the corporation;

                           (i)  the conditions or restrictions, if any, to be
effective while any shares of each such series are outstanding, upon the creation of indebtedness of the corporation or upon the issuance of any additional stock (including additional shares of such series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets upon liquidation, dissolution or winding-up of the corporation; and

                           (j)  any other preference, relative, participating,
optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with law, this Article FOURTH or any amendment creating such series.

                  Each share of Common Stock shall be equal in all respects to every other share of the Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

                  2.  Dividends on Preferred Stock.

                  No holder of outstanding shares of any series of the Preferred Stock shall be entitled to receive any dividends thereon other than the dividends provided therefor pursuant to paragraph 1 hereof.

                  3.  Redemption and Repurchase of Preferred Stock

                  If, on or before the redemption date with respect to any shares of any series of Preferred Stock that are subject to redemption, as fixed or determined pursuant to paragraph 1 hereof, this corporation shall deposit with a bank, trust company or other financial institution monies necessary for the redemption of such shares, then, notwithstanding that any certificate for such shares so redeemed shall not have been surrendered for cancellation, from and after such redemption date, all rights and preferences with respect to such shares so redeemed shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive, out of the monies so deposited, the amount payable upon redemption of such shares, without interest. Any such monies so deposited by this corporation and unclaimed at the end of six
(6) years from such redemption date shall be repaid to this corporation upon its request, after which repayment the holders of the shares so called for redemption shall look only to this corporation for the payment thereof.

                  Nothing herein contained shall limit any legal right of this corporation to purchase or otherwise acquire any shares of the Preferred Stock to the extent permitted by law. All or any shares of Preferred Stock at any time redeemed, purchased or otherwise acquired by this corporation may thereafter, in the discretion of the Board of Directors, be reissued or otherwise disposed of at any time or from time to time, to the extent and in the manner now or hereafter permitted by law.

                  4.  Dividends on Common Stock

                  Subject to the rights and preferences of each series of Preferred Stock, as determined pursuant to paragraph 1 hereof, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock, but only out of funds legally available for the payment of such dividends.

                  5.  Distributions on Common Stock.

                  In the event of any liquidation, dissolution or winding up of this corporation, and subject to the rights and preferences of each series of Preferred Stock, as determined pursuant to paragraph 1 hereof, all assets and funds of this corporation remaining after paying or providing for the payment of


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all creditors of this corporation shall be divided among and paid to the holders of the Common Stock according to their respective shares.

                  6.  Preemptive Rights.

                  No holder of shares of any stock of this corporation of any class now or hereafter authorized shall have any right as such holder to purchase, subscribe for or otherwise acquire any shares of stock of this corporation of any class now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, certificates, securities, warrants or other instruments be unissued or issued and thereafter acquired by this corporation and whether such shares and other instruments be issued for cash, property, services, or by way of dividends or otherwise.

                  7.  Voting Rights.

                  At all meetings of the stockholders of this corporation, the holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by them respectively except as otherwise expressly provided herein. The holders of shares of Preferred Stock shall have no right to vote and shall not be entitled to notice of any meeting of stockholders of this corporation nor to participate in any such meeting except as otherwise expressly provided herein or in any amendment creating a series of Preferred Stock and except for those purposes, if any, for which said rights cannot be denied or waived under mandatory provisions of law that shall be controlling. If, and to the extent that, the shares of any series of Preferred Stock are provided voting rights in accordance with the provisions hereof, including the provision of such voting rights in any amendment creating such series, each holder of shares of such series of Preferred Stock shall be entitled to one vote for each outstanding share of such series of Preferred Stock held by such holder.

                  8.  Reclassification, etc.

                  From time to time, and without limitation of other rights and powers of this corporation as provided by law, this corporation may reclassify its capital stock and may create or authorize one or more classes or kinds of stock ranking prior to or on a parity with or subordinate to the Preferred Stock or may increase the authorized amount of the Preferred Stock or of the Common Stock or of any other class of stock of this corporation or may amend, alter, change or repeal any of the rights, privileges, terms and conditions of shares of the Preferred Stock or of any series thereof then outstanding or of shares of the Common Stock or of any other class of stock of this corporation, upon such vote, given at a meeting called for that purpose, of its stockholders then entitled to vote thereon as may be provided by law; provided that the consent of the holders of shares of the Preferred Stock (or of any series thereof) required by the provisions of any amendment creating any series of Preferred Stock or by applicable law, if any such consent be so required, shall have been obtained; and provided further that the rights, privileges, terms and conditions of shares of Common Stock shall not be subject to amendment, alteration, change or repeal without such vote (given by written consent, or by vote at a meeting called for that purpose), of the holders of Common Stock as may be provided by law.

                  9.  Consideration for Shares

                  To the extent permitted by law, this corporation may, at any time, and from time to time, issue and dispose of any of the authorized and unissued shares of the Preferred Stock and Common Stock for such consideration as may be fixed by the Board of Directors, or as may be determined in accordance with a general formula established by the Board of Directors, or at not less than such minimum consideration as the Board of Directors may authorize.

                  II.  Paragraph   4(k)  of  Article   FIFTH  of  the  Restated
Certificate of Incorporation of the National Fuel Gas Company is hereby amended in its entirety to read as follows:

                  (k) "Subsidiary" shall mean any corporation a majority of the voting shares of which are at the time owned by this corporation or by other subsidiaries of this corporation or by this corporation and other subsidiaries of this corporation.

                  III. The phrase "voting separately as a class, pursuant to paragraph 10 of Article FOURTH hereof" in the first paragraph of Article SIXTH of the Restated Certificate of Incorporation of National Fuel Gas Company is hereby deleted and replaced by the words "voting separately from the Common Stock as provided in any amendment creating any series of Preferred Stock".

                  IV. The last paragraph of Article SIXTH of the Restated Certificate of Incorporation of National Fuel Gas Company is hereby amended in its entirety to read as follows:

                  Notwithstanding the foregoing and except as otherwise provided by law, whenever the holders of shares of Preferred Stock shall have the right, voting separately from the Common Stock, to elect directors of this corporation, the number, election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms and provisions of any amendment creating any series of Preferred Stock; and such directors so elected shall not be divided into classes pursuant to this Article SIXTH. During the prescribed term of office of any such directors, the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in the first paragraph of this Article SIXTH.